UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 18, 2025

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 18, 2025, NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain accredited investors (the “Purchasers”) for the registered direct offering of an aggregate of 3,959,999 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $1.65 per share (the “Registered Direct Offering”).  The Registered Direct Offering will close on or about August 18, 2025, subject to the satisfaction of customary closing conditions in the Purchase Agreement, and will result in gross proceeds to the Company of approximately $6.5 million. Concurrently with the execution of the Purchase Agreement, the Purchasers entered into a Lock Up Agreement, pursuant to which the Purchasers may not, subject to certain exceptions, transfer the Shares without the consent of the Company until August 19, 2026.

The Shares were offered by the Company pursuant to a prospectus supplement to the Company’s currently effective shelf Registration Statement on Form S-3, which was declared effective by the U.S. Securities and Exchange Commission on June 21, 2022 (File No. 333-265492). The Company filed a final prospectus supplement in connection with the Registered Direct Offering on August 18, 2025.

The Purchase Agreement contains customary representations, warranties, agreements and conditions to closing, as well as indemnification rights and other obligations of the parties. The Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and Lock Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the form of Purchase Agreement and form of Lock Up Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

In connection with the Registered Direct Offering, the Company is filing the opinion and consent of its counsel, Disclosure Law Group, a Professional Corporation, regarding the validity of the Shares being registered, as Exhibits 5.1 and 23.1, respectively, hereto.

Item 2.02	Results of Operations and Financial Condition

On August 18, 2025, the Company issued a press release (the “Earnings Release”) announcing its financial results for the quarter ending June 30, 2025, as well as announcing the Registered Direct Offering. A copy of the Earnings Release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

See Item 2.02 above.

Disclaimer. The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K, and Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1	Form of Securities Purchase Agreement, dated August 18, 2025
10.2	Form of Lock Up Agreement, dated August 18, 2025
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Earnings Release, dated August 18, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: August 18, 2025	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Interim Chief Executive Officer